UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2004

MIDWAY GAMES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12367 (Commission File Number)	22-2906244 (I.R.S. Employer Identification Number)

2704 West Roscoe Street, Chicago, Illinois 60618
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (773) 961-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

In connection with the transaction described in Item 8.01 below, as of November 23, 2004, the Registrant and several of its subsidiaries entered into the seventh amendment to the Loan and Security Agreement among the Registrant, such subsidiaries, specified lenders and Wells Fargo Foothill (as the arranger and administrative agent for the various lenders) dated March 3, 2004, as amended. The amendment was necessary to permit the transaction. A copy of the amendment is attached to this report as Exhibit 99.1. Exhibit 99.1 is incorporated herein by this reference.

Item 3.02 Unregistered Sales of Equity Securities.

On November 23, 2004, we issued 247,620 shares of our common stock to Christine Hsu, as consideration for all of the shares of capital stock of CWS Entertainment Ltd., doing business as Paradox Development (“Paradox”). See Item 8.01 below. 31,905 of these shares will be held in escrow until November 23, 2007 to cover potential indemnification obligations of Ms. Hsu to Midway. In addition, on November 23, 2004, we issued 85,714 shares of our common stock to Interactive Studio Management, LLC (“ISM”), a party unrelated to Midway, in respect of an obligation of Paradox. Ms. Hsu agreed not to sell her Midway shares except in accordance with the following vesting schedule: 9,524 of Ms. Hsu’s shares may be sold immediately; an additional 123,810 shares may be sold as of May 23, 2005; an additional 38,095 may be sold as of each of November 23, 2005 and November 23, 2006; and the balance of 38,096 shares may be sold as of November 23, 2007. All of ISM’s shares may be sold immediately, subject to the Securities Act of 1933, as amended, including the registration provisions thereof. The issuance of the shares of common stock in this transaction was exempt from registration under the Securities Act of 1933 by reason of Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. We did not offer the shares to any other prospective purchasers. We agreed to register all of the shares described above for resale. Under rules of the SEC, however, we will initially file a registration statement which only registers the number of shares that the stockholders may reasonably be expected to sell within two years.

In addition, on November 23, 2004, we issued 261,906 shares of our common stock to 15 employees of Paradox, including 71,429 shares to Ms. Hsu, as retention incentives. These shares have restrictions on sale that lapse as to a total of 99,993 shares as of November 23, 2005, a total of 80,945 shares as of November 23, 2006, and the balance of 80,968 shares as of November 23, 2007. We agreed to register all of the shares described above for sale by the holders. Under rules of the SEC, however, we will initially file a registration statement which only registers the number of shares that the holders may reasonably be expected to sell within two years. The issuance of these shares of common stock was exempt from registration under the Securities Act of 1933 by reason of Section 4(2) thereof. The securities were issued to the employees without consideration.

Item 8.01 Other Events.

On November 30, 2004, we issued a press release announcing our acquisition, on November 23, 2004, of CWS Entertainment Ltd., doing business as Paradox Development. A copy of the press release is attached to this report as Exhibit 99.2. Exhibit 99.2 is incorporated herein by this reference. Other details of the transaction are described under Item 3.02 above.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Amendment, dated November 23, 2004, to Loan and Security Agreement among the Registrant, specified lenders and Wells Fargo Foothill
99.2	Press Release of Midway Games Inc. dated November 30, 2004

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GAMES INC.

November 30, 2004	By:	/s/ David F. Zucker
David F. Zucker President and Chief Executive Officer

3

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amendment, dated November 23, 2004, to Loan and Security Agreement among the Registrant, specified lenders and Wells Fargo Foothill.
99.2	Press Release of Midway Games Inc. dated November 30, 2004.

4